Exhibit 99.1

Inhibikase Appoints Industry Veteran Mark Iwicki as CEO to Drive Next Stage of Company’s Growth

—Mr. Iwicki Brings Track Record of Operational Excellence and Significant Expertise in PAH and Cardiovascular Diseases

— Amit Munshi Appointed Chair of the Board of Directors

BOSTON, MA and ATLANTA, GA February 18, 2025 — Inhibikase Therapeutics, Inc. (Nasdaq: IKT) (“Inhibikase” or “Company”), today announced the appointment of Mark Iwicki as the Company’s Chief Executive Officer, replacing Dr. Milton H. Werner, founder of Inhibikase, effective February 14, 2025. Additionally, effective February 14, 2025, Amit Munshi, a member of the Board of Directors of the Company (the “Board”) and veteran biopharmaceutical industry executive with deep experience in PAH, has been appointed as the independent Chair of the Board, replacing Roberto Bellini. Mr. Bellini will continue to serve as a director of the Company.

“We are pleased to have a highly respected and accomplished leader like Mark, join Inhibikase as our new CEO,” said Mr. Bellini, current Chair of the Board. “Mark brings to Inhibikase a strong track record of operational excellence and shareholder value creation. I am also very excited that Amit has agreed to take over the Chair role at this pivotal moment for the Company. This leadership team is well positioned to drive Inhibikase forward, and I look forward to supporting Mark and Amit as a Board member.”

“I am very pleased to join Inhibikase at such a promising moment in its development,” said Mr. Iwicki. “I have spent a great deal of my career working on cardiovascular diseases, and it is clear there is a strong opportunity for Inhibikase to make a meaningful difference for patients suffering from PAH. I am impressed with the profile of IkT-001Pro, and believe we are well positioned to successfully advance IkT-001Pro though clinical development, as new treatment options are critical to patients given the significant unmet needs in the management of PAH.”

“I want to express my excitement to serve as Chair of the Board at this transformative moment for the Company,” said Mr. Munshi. “Inhibikase is poised to create a fundamental shift in the lives of patients suffering from PAH. We are pleased to advance IkT-001Pro in a Phase 2b clinical trial and deliver for our shareholders on IKT-001Pro, leveraging the $110 million in proceeds from our October financing. Mark is an exceptional leader, and I couldn’t be more excited to partner with Mark in driving the company forward. Mark’s direct background in the PAH space and leadership track record of successful drug development and commercialization make him uniquely qualified to build out the Inhibikase organization and the clinical development plan for IkT-001Pro. Additionally, I would like to extend my sincere gratitude to Milton, the scientific founder of Inhibikase, for his invaluable contributions, including his groundbreaking invention of IKT-001Pro. Under Milton’s visionary leadership, the Company has achieved significant scientific milestones, and his continued guidance will remain a cornerstone of our future progress,” concluded Mr. Munshi.

Mr. Iwicki succeeds Dr. Milton H. Werner, founder of Inhibikase. Mr. Munshi succeeds Mr. Bellini as Chairman of Board of Directors and will continue to serve on the Inhibikase Board of Directors. Both appointments are effective as of February 14, 2025.

Mr. Iwicki has more than 30 years of biopharmaceutical industry experience. He was previously Chief Executive Officer of KALA BIO. Mr. Iwicki currently serves as the Chair of board of directors of KALA BIO and also serves on the boards of directors of Nimbus, Akero Therapeutics, Third Harmonic Bio, Q32 Bio and Merus. He previously served as President and Chief Executive Officer of Civitas Therapeutics and Sunovion Pharmaceuticals Inc. He was also President and Chief Executive Officer of Blend Therapeutics, and President and Chief Operating Officer at Sepracor. Earlier in his career, he was Vice President and Business Unit Head at Novartis Pharmaceuticals Corporation and held management positions at Astra Merck Inc. and Merck & Co. He previously served on the board of Aimmune Therapeutics. Mr. Iwicki holds a B.S. in Business Administration from Ball State University and an M.B.A. from Loyola University.

Amit Munshi is a 30-year industry veteran who is currently Chief Executive Officer of Orna Therapeutics and former President, Chief Executive Officer and board member of ReNAgade Therapeutics. Previously, Mr. Munshi served as President and CEO of Arena Pharmaceuticals Inc., which was subsequently sold to Pfizer, Inc. Previously, Mr. Munshi served as President and Chief Executive Officer of Epirus Biopharmaceuticals and Percivia LLC, and prior to that, was a co-founder and served as Chief Business Officer of Kythera Biopharmaceuticals. Earlier in his career, Mr. Munshi held multiple leadership positions at Amgen, including General Manager, Nephrology Europe. Mr. Munshi holds a B.S. in Economics and a B.A. in History from the University of California, Riverside, and an M.B.A. from the Peter F. Drucker School of Management at Claremont Graduate University.

Inducement Awards

In connection with Mr. Iwicki’s appointment as Chief Executive Officer, the Company granted Mr. Iwicki inducement awards consisting of (i) non-qualified stock options to purchase up to 6,168,148 shares of the Company’s common stock (the “Common Stock”) with an exercise price equal to the closing price of the Common Stock as reported on the Nasdaq Capital Market on February 14, 2025 (the “Closing Price”), which shall vest in 48 substantially equal monthly installments, (ii) non-qualified stock options to purchase up to 6,837,180 shares of Common Stock with an exercise price equal to the Closing Price, which shall vest in 48 substantially equal monthly installments and become exercisable in an amount proportional to the number of exercised Series A-1 Warrants and Series B-1 Warrants of the Company, and (iii) a non-qualified stock option to purchase up to 2,056,049 shares of Common Stock, with an exercise price equal to the Closing Price, which shall vest in 48 substantially equal monthly installments, subject to the achievement of certain performance-based vesting conditions.

The inducement awards to Mr. Iwicki were granted as a material inducement to his employment and were approved by the Board in accordance with Nasdaq Listing Rule 5635(c)(4). The awards were granted outside of the Company’s 2020 Equity Incentive Plan.

About Inhibikase (www.inhibikase.com)

Inhibikase Therapeutics, Inc. (Nasdaq: IKT) is a clinical-stage pharmaceutical company developing Abelson Tyrosine Kinase inhibitor therapeutics for Cardiopulmonary disease. Inhibikase’s cardiopulmonary disease portfolio is led by IkT-001Pro, a prodrug of imatinib mesylate, for PAH that will deliver imatinib in a form that the Company believes will provide a better patient experience with fewer on-dosing side-effects.

Social Media Disclaimer

Investors and others should note that the Company announces material financial information to investors using its investor relations website, press releases, SEC filings and public conference calls and webcasts. The Company intends to also use X, Facebook, LinkedIn and YouTube as a means of disclosing information about the Company, its services and other matters and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions or the negative of these terms and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions; expected use of proceeds from the Company’s recent offering; and expectations regarding the anticipated contribution of Mr. Iwicki and the members of our board of directors to our operations and progress. These forward-looking statements are based on Inhibikase’s current expectations and assumptions. Such statements are subject to certain risks and uncertainties, which could cause Inhibikase’s actual results to differ materially from those anticipated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the Company’s ability to commence and execute a Phase 2b ‘702’ trial to evaluate IkT-001Pro as a treatment for PAH, as well as such other factors that are included in the Company’s periodic reports on the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and in other documents that the Company files with the U.S. Securities and Exchange Commission. Any forward-looking statement in this release speaks only as of the date of this release. Inhibikase undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contacts:

Investor Relations:

Michael Moyer

Life Science Advisors

617-308-4306

mmoyer@lifesciadvisors.com